                                                               Exhibit (a)(1)(C)


                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         KLLM TRANSPORT SERVICES, INC.
                                       TO
                     HIGH ROAD ACQUISITION SUBSIDIARY CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                          HIGH ROAD ACQUISITION CORP.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)


     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share (the "Common Stock") of KLLM Transport Services, Inc., a Delaware corporation (the "Company"), including the associated rights to purchase preferred stock (the "Rights") issued pursuant to the Stockholder Protection Rights Agreement dated as of February 13, 1997 (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as successor Rights Agent (the Common Stock and the Rights together are referred to herein as the "Shares") are not immediately available, or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                        HARRIS TRUST COMPANY OF NEW YORK

                                   Facsimile:

                                  212-701-7636

                             Confirm by Telephone:

                                  212-701-7624

               BY MAIL:                  BY HAND/OVERNIGHT DELIVERY:

         Wall Street Station                   Receive Window
            P.O. Box 1023                     Wall Street Plaza
             New York, NY                      88 Pine Street
              10268-1023                         19th Floor
                                                New York, NY
                                                    10005

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
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     This form is not to be used to guarantee signatures.  If a signature on a
Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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

Ladies and Gentlemen:

     The undersigned hereby tender(s) to High Road Acquisition Subsidiary Corp., a Delaware corporation, which is a wholly owned subsidiary of High Road Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 2, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $1.00 per share, of KLLM Transport Services, Inc., a Delaware corporation, and the associated preferred stock purchase rights (together, the "Shares"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Signature(s):                           Address(es):
             -----------------------                -------------------------

Name(s) of Record Holders:              -------------------------------------
                                                        Zip Code

                                        Area Code and Tel No(s):
-------------------------------------                           -------------
       Please Type or Print

Number of Shares:                       Check box if Shares will be
                 --------------------   tendered by book-entry transfer: [_]

Certificate Nos. (If Available):

-------------------------------------

-------------------------------------   Account Number:
                                                       ----------------------
Dated:                   , 2000
      -------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (a "Eligible Institution" as defined in Section 3 of the Offer to Purchase), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Stock Market trading days after the date hereof.


-----------------------------------     ----------------------------------
          Name of Firm                          Authorized Signature


-----------------------------------     Name
          Address                           ------------------------------
                                                Please Type or Print

-----------------------------------     Title
          Zip Code                           -----------------------------

                                        Dated                       , 2000
-----------------------------------          -----------------------
       Area Code and Tel. No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR, IF A DISTRIBUTION DATE OCCURS, RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES, OR IF A DISTRIBUTION DATE OCCURS, RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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